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                                                                    Exhibit 10.1

                     BURNHAM PACIFIC OPERATING PARTNERSHIP, L.P.

              Third Amendment to the Agreement of Limited Partnership of
                     Burnham Pacific Operating Partnership, L.P.
              ----------------------------------------------------------

     This Third Amendment to the Agreement of Limited Partnership of Burnham Pacific Operating Partnership, L.P. dated as of May 11, 1998 (this "Third Amendment") amends the Agreement of Limited Partnership of Burnham Pacific Operating Partnership, L.P., dated as of November 14, 1997, as heretofore amended, by and among Burnham Pacific Properties, Inc., Burnham Pacific Operating Partnership, L.P. and the Contributors, Existing Partners and other entities that are signatories thereto (the "Partnership Agreement").

     Capitalized terms not otherwise defined in this Third Amendment shall have the meanings set forth in the Partnership Agreement.

     WHEREAS, Section 14.1.B grants the General Partner power, without the consent of the Limited Partners, provided that such amendment does not adversely affect the Limited Partners in any material respect, to amend the Partnership Agreement; and

     WHEREAS, the General Partner has determined that the amendments set forth in this Third Amendment are in the interests of the Partnership, are not inconsistent with law or with the provisions of the Partnership Agreement, and do not adversely affect any existing Partner;

     NOW, THEREFORE, the Partnership Agreement is hereby amended as follows:

     I.   ACCELERATION OF COMMENCEMENT OF REDEMPTION RIGHT.

     The first sentence of Section 8.6.A(i) is hereby deleted and replaced with the following sentence:

     "Subject to Section 8.6.C, at (A) any time after the first June 30 or the first December 31 that is or follows the first anniversary of the date on which a Partnership Unit is issued to a Limited Partner pursuant to Article IV hereof (regardless of whether such Partnership Unit is designated upon issuance as a Class A Unit, a Class B Unit or otherwise), or (B) any time after such earlier date as the General Partner in its sole and absolute discretion, designates with respect to any or all Class A Units then outstanding, or (C) any time after such other date as may be provided in an Applicable Contribution Agreement, the holder of such Partnership Unit (if other than the General Partner or the General Partner Entity or any Subsidiary of either the General Partner or the General Partner Entity) shall have the right (the "Redemption Right") to require the Partnership to redeem such Partnership Unit, with such redemption to occur on the Specified Redemption Date


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     and at a redemption price equal to and in the form of the Cash Amount to be paid by the Partnership."

     II.  PROVISIONS RELATING TO CONSENTING RECOURSE DEBT LIMITED PARTNERS.

          1. The following definitions are added to the defined terms set forth in Article I of the Partnership Agreement:

          "Consenting Recourse Debt Limited Partner" means a Limited Partner who has consented to an allocation of loss pursuant to Section 6.1.B with respect to a portion of the Partnership's recourse debt and a corresponding obligation to contribute to the capital of the Partnership pursuant to
     Section 13.3 in the event an allocation of loss with respect to such recourse debt is made and certain other conditions as specified in Section
     13.3 are met.

          "Modified Adjusted Capital Account Balance" means the balance of the Capital Account maintained for each Partner as of the end of each Partnership Year (i) increased by any amounts which such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).

          2.   Section 6.1.B is deleted and replaced by the following Section
6.1.B:

          B. NET LOSSES. After giving effect to the special allocations set forth in Section 1 of EXHIBIT C attached hereto, Net Losses shall be allocated (i) first, to the Partners in the same ratio and reverse order as Net Income was allocated to each such Partner pursuant to Section 6.1.(A)(ii) and (iii) for all fiscal years until the excess of the aggregate amount of Net Income previously allocated to each such Partner pursuant to such provisions of Section 6.1.A over the cumulative amount of distributions to each such Partner pursuant to Section 5.1 equals the aggregate amount of Net Loss allocated to such Partners pursuant to this
     Section 6.1.B(i); (ii) second, to the Limited Partners, pro rata, in proportion to their Modified Adjusted Capital Account Balances until their Modified Adjusted Capital Account Balance has been reduced to zero; (iii) third, to the General Partner until its Modified Adjusted Capital Account Balance has been reduced to zero; provided however, for purposes of this
     Section 6.1.B(ii) and (iii) each such Partner's Modified Adjusted Capital Account Balance shall not include the portion of such Modified Adjusted Capital Account Balance attributable to Capital Contributions made by such Partner, if any, with respect to Partnership Interests that are entitled to any preference in distribution; (iv) fourth, to the Partners who are holders of Partnership Interests that are entitled to a preference in distribution, pro rata, in proportion to the portion of their Modified Adjusted Capital Account Balance attributable to Capital Contributions with respect to such Partnership Interests,

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     until the aggregate amount of Net Loss allocated to such Partners pursuant to this Section 6.1.B(iv) has reduced such portion of their Modified Adjusted Capital Account Balance to zero; (v) fifth, to the General Partner until the General Partner's negative Modified Adjusted Capital Account Balance is equal to the excess, if any, of the aggregate recourse liabilities of the Partnership over the aggregate amount of recourse debt (the "Recourse Debt Amount") set forth on a recourse debt level schedule ("Recourse Debt Level Schedule") to be maintained and appropriately amended from time to time showing (A) the name of each Consenting Recourse Debt Limited Partner, (B) the maximum amount of recourse debt with respect to which each Consenting Recourse Debt Limited Partner has consented to contribute to the capital of the Partnership under the circumstances set forth in Section 13.3 and (C) the percentage ("Limited Partner Recourse Debt Percentage") with respect to each Consenting Recourse Debt Limited Partner of the aggregate of the amounts referred to in the immediately preceding clause (B) with respect to all such Consenting Recourse Debt Limited Partners; (vi) to the Consenting Recourse Debt Limited Partners listed on the Recourse Debt Level Schedule, in proportion to each such Consenting Recourse Debt Limited Partner's Limited Partner Recourse Debt Percentage, until the aggregate amount allocated pursuant to this 6.1.B(vi) is equal to the Recourse Debt Amount; and (vii) thereafter, all Net Losses in excess of the limitations set forth in this Section 6.1.B shall be allocated to the General Partner.

          3.   Section 13.3 is deleted and replaced with the following Section
13.3:

     Section 13.3   COMPLIANCE WITH TIMING REQUIREMENTS OF REGULATIONS

          In the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XIII to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2).

          If the General Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all fiscal years or portions thereof, including the year during which such liquidation occurs, the General Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(3)). If, at such time as (i) the Partnership is liquidated or (ii) a Consenting Recourse Debt Limited Partner's interest in the Partnership is fully liquidated, transferred, terminated or redeemed (each such event set forth in (i) or (ii) a "Determination Event"), any Consenting Recourse Debt Limited Partner with respect to which a Determination Event has occurred has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years or portions thereof, including the year during which such Determination Event occurs), each such Consenting

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     Recourse Debt Limited Partner shall be obligated (the "Obligation") to contribute cash to the capital of the Partnership in an amount equal to the lesser of (i) the amount required to increase its Capital Account as of such date to zero, determined by applying the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(f) so as to adjust (for this purpose) each such Partner's Capital Account balance for the full amount of such Partner's unrealized gains and losses on a fair market value basis, (provided, however, such adjustment shall be made without regard to any value that may be deemed to exist with respect to any redemption rights under Section 8.6) or (ii) such Consenting Recourse Debt Limited Partner's Limited Partner Recourse Debt Percentage multiplied by the Recourse Debt Amount (each as defined in Section 6.1.B). Any such contribution required of a Partner hereunder shall be made on or before the later of (i) the end of the Partnership Year in which such Determination Event occurs or (ii) the ninetieth (90th) day following the date of such Determination Event occurs. The amount of the Obligation, if any, shall be determined by the General Partner and confirmed by the Consenting Recourse Debt Limited Partners with respect to which a Determination Event has occurred. In the event the parties cannot agree on the amount of the Obligation, then an independent appraiser shall be utilized to determine the value of the Partnership's assets for the purpose of measuring the Partnership's solvency, the cost of which appraisal shall be borne by such Consenting Recourse Debt Limited Partners. Notwithstanding any provision hereof to the contrary, all amounts so contributed by a Partner to the capital of the Partnership shall, upon the liquidation of the Partnership under Article XIII, be paid only to any then creditors of the Partnership, including Partners that are Partnership creditors (in the order provided in Section
     13.2 hereof), and shall not be distributed to the other Partners then having positive balances in their respective Capital Accounts, including holders of any Partnership Interest entitled to any preference in distribution.



          After the death of a Consenting Recourse Debt Limited Partner, the executor of the estate of such Consenting Recourse Debt Limited Partner may elect to reduce (or eliminate) the deficit Capital Account restoration obligation of such Consenting Recourse Debt Limited Partner pursuant to this Section 13.3. Such election may be made by such executor by delivering to the General Partner within two hundred seventy (270) days of the death of such Consenting Recourse Debt Limited Partner a written notice setting forth the maximum deficit balance in his Capital Account that such executor agrees to restore under this Section 13.3, if any. If such executor does not make a timely election pursuant to this Section 13.3 (whether or not the balance in his Capital Account is negative at such time), then such Consenting Recourse Debt Limited Partner's estate (and the beneficiaries thereof who receive distribution of Partnership Interests therefrom) shall be deemed to have a deficit Capital Account restoration obligation as set forth pursuant to the terms of this Section 13.3. Any Consenting Recourse Debt Limited Partner which is itself a partnership may likewise elect, after the death of its respective partner,

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     to reduce (or eliminate) its deficit Capital Account restoration obligation pursuant to this Section 13.3 by delivering a similar written notice to the General Partner within the time period specified herein. Any such partnership that does not make any such timely election shall similarly be deemed to have a deficit Capital Account restoration obligation as set forth pursuant to the terms of this Section 13.3.

     IN WITNESS WHEREOF, this Third Amendment has been executed as of the date first above written.

                                   BURNHAM PACIFIC OPERATING
                                      PARTNERSHIP, L.P.

                                   By:  Burnham Pacific Properties, Inc.,
                                        its General Partner


                                   By: /s/ Daniel B. Platt
                                      ----------------------------------------
                                        Daniel B. Platt
                                        Chief Financial Officer




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